UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): May 5, 2008

AVP, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)
005-79737	98-0142664
(Commission File Number)	(IRS Employer Identification No.)

6100 Center Drive, Suite 900, Los Angeles, CA	90045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(310) 426-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2008, the Board of Directors (the “Board”) of AVP, Inc. (“AVP”) elected Messrs. Jason Hodell, Jeffrey Jacobs, Steve Lindecke, Michael C. Pearce, Jeffery Wattenberg and Nauman S. Toor as members of the Board.

Jason Hodell, 38, is the Founder and Managing Partner of Plainview Capital located in downtown Baltimore, Maryland. He has served as the Portfolio Manager of the firm’s investment funds from inception in 2003. Mr. Hodell was previously the Senior Director of Business Operations at Digex, a publicly-traded managed IT services and complex web-hosting firm that was acquired by MCI in 2003. Mr. Hodell also served in the Technology Investment Banking group of JPMorgan, Inc. where he focused primarily on technology mergers and acquisitions. Mr. Hodell received his B.S. in Economics (Mathematical) from the United States Military Academy at West Point where he was awarded the Commandant’s wreath for academic and military honors upon graduation. He served as an Infantry Officer in the U.S. Army and is Airborne Ranger qualified. He received his MBA in Finance from the Wharton School, University of Pennsylvania.

Jeffrey Jacobs, 58, began his career as a litigator and then transitioned into sports law where he represented professional athletes and radio and television personalities in their contract negotiations and career management. In 1984, he was hired by Oprah Winfrey as her personal attorney and they co-founded and built Harpo Entertainment Group into a worldwide brand and media company. Mr. Jacobs left Harpo Entertainment Group after 18 years as President and is currently an adjunct professor of entertainment law at Loyola University Chicago School of Law. Mr. Jacobs’ philanthropic involvements include founding the CIVITAS INITIATIVE in 1993 and serving as a trustee of the University of Chicago Medical Center and the Santa Barbara Children’s Museum. Mr. Jacobs is an investor in several media and sports entities, including the New York Yankees and Yankee Entertainment Sports Network. Mr. Jacobs is a graduate of the Loyola Chicago School of Law.

Steve Lindecke, 45, is co-founder and Managing Partner of the Elevation Group of Companies headquartered in Cleveland, Ohio. Prior to founding Elevation, Mr. Lindecke was employed by IMG for 17 years as a Vice President and in various other capacities including event management, athlete representation and national sponsorship sales. His business experience includes management of several Olympic sports tours, development and risk management of developmental programs, representation of numerous Olympic athletes, and sales of sponsorship and endorsement rights. Mr. Lindecke holds a Bachelor of Arts degree in political science from Case Western Reserve University and a Masters of Business Administration from Weatherhead School of Management.

Michael C. Pearce, 46, is the Chairman and Chief Executive Officer of Golf Trust of America, Inc., a publicly traded company (ASE: GTA), since November 2007 and previously served as an advisor to Golf Trust on matters pertaining to corporate development. He is also a private investor with concentration in the securities of distressed publicly-traded companies, real estate and trust banking entities. He has served as Chief Executive Officer of iEntertainment Network to complete a corporate recapitalization and repositioning of the company and Senior Vice President of Sales and Marketing of publicly-traded Internet company, VocalTec Communications. He also has experience in various technology industry management positions, including Senior Vice President of Sales and Marketing at Ventana Communications (Thomson Corporation subsidiary), Vice President of Sales at Librex Computer Systems (Nippon Steel subsidiary), and National Sales Manager at Hyundai Electronics America. Mr. Pearce attended Southern Methodist University.

Nauman S. Toor, 39, currently manages BlackRoot Capital, a private investment firm he founded. From April 2001 until December 2006 Mr. Toor served as a Managing Director of Jefferies & Company, Inc., an investment banking firm. He was also previously the head of media investment banking at Jefferies, where he began working in 1994. Mr. Toor began his career in investment banking with Kidder Peabody & Co. in New York. Mr. Toor holds a Bachelor of Arts degree in economics from Ohio Wesleyan University and a Master’s degree in business administration from Harvard Business School.

Jeffrey Wattenberg, 52, is a private investor and independent consultant to various entities seeking to raise venture capital for the past 20 years. He founded Briefserve.com, the largest digital, legal brief archive in the United States, which was subsequently acquired by Westlaw. He was an early stage investor and consultant to Kineret Kosher Foods which was acquired by Hain Foods and Celestial Seasonings. He was also an early stage investor and consultant to two telecommunications companies: Worldport Communications, Inc., which was acquired by Energis UK, and Interamericas Communications, which merged with ATT’s Latin American operations. He was the former Chief Executive Office and President of Othnet, Inc., the entity with which AVP completed its reverse merger in 2005, and previously served on the board of directors of AVP, Inc. and the State Street Ballet of Santa Barbara. Mr. Wattenberg earned a Bachelor of Business Administration from the University of Rochester and Pace University.

Messrs. Hodell, Jacobs, Lindecke, Pearce, Wattenberg and Toor were elected to the Board pursuant to an understanding between AVP and certain of its stockholders who were represented by Jan H. Loeb, a President and Portfolio Manager of AmTrust Capital Management, Inc.

Messrs. Hodell, Jacobs, Lindecke, Pearce, Wattenberg and do not have any family relationships with any of AVP’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer.

Messrs. Hodell, Jacobs, Lindecke, Pearce, Wattenberg and Toor are not parties to any transactions listed in Item 404(a) of Regulation S-B.

Item 8.01.	Other Events.

On May 5, 2008, due to the lack of a quorum, AVP adjourned it Annual Meeting of Stockholders to Tuesday, May 20, 2008 at 10:00 a.m.. The Annual Meeting will be held at AVP’s offices, 6100 Center Drive, Suite 900, Los Angeles, CA 90045. Additionally, stockholders may attend the annual meeting via teleconference. To participate in the meeting via teleconference, stockholders may dial (866) 215-5503 in the United States or +1 (847) 413-3984 outside the United States. The password to access the conference call is 7507932#.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVP, INC.

By:	/s/ Jeffrey Benz
Name:	Jeffrey Benz
Title:	Chief Administrative Officer, Secretary and General Counsel

Dated: May 7, 2008